SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 19, 2007

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2007, Flow International Corporation (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) announcing the appointment of Jerry L. Calhoun as an independent member of its Board of Directors. The Current Report was erroneously filed under Item 8.01 (Other Events) rather than Item 5.02. This Amendment to the Current Report replaces the information that was filed under Item 8.01. Item 9.01 and the press release attached as Exhibit 99.1 to the Current Report remain unchanged.

There are no arrangements or understandings between Mr. Calhoun and any other persons pursuant to which Mr. Calhoun was selected as a director. There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Calhoun was or is to be a party, in which Mr. Calhoun, or any member of his immediate family, has a direct or indirect material interest. At this time, the Board of Directors has not determined the committees on which Mr. Calhoun will serve.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary

3